EXHIBIT 99.1
ENTERPRISE FINANCIAL SERVICES CORP REPORTS SECOND QUARTER 2026 RESULTS

Second Quarter Results
•Net income of $40.9 million, or $1.09 per diluted common share, compared to $1.30 for the linked quarter and $1.36 for the prior year quarter
•Net interest margin (“NIM”) of 4.30%, quarterly increase of two basis points
•Net interest income of $168.7 million, quarterly increase of $2.6 million
•Total loans of $11.9 billion, quarterly increase of $199.6 million
•Total deposits of $14.5 billion, quarterly decrease of $21.8 million
•Return on average assets (“ROAA”) of 0.95%, compared to 1.16% for the linked quarter and 1.30% for the prior year quarter
•Return on average tangible common equity (“ROATCE”)1 of 10.39%, compared to 12.53% for the linked quarter and 13.84% for the prior year quarter
•Tangible common equity to tangible assets1 of 9.04%, compared to 9.01% in the linked quarter and 9.42% in the prior year quarter
•Tangible book value per common share1 of $42.30, compared to $41.38 for the linked quarter and an increase of 6% from the prior year quarter
•Issued $175 million of 6.25% fixed-to-floating rate subordinated notes due in 2036. The notes are callable beginning in 2031 and are included in tier 2 capital
•Returned $22.9 million to stockholders through the repurchase of 382,083 shares and $12.3 million through common stock dividends
•Increased quarterly dividend $0.01 to $0.35 per common share for the third quarter 2026

St. Louis, MO. July 22, 2026 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) today announced financial results for the second quarter of 2026. “Our strategic initiatives this quarter focused on driving sustainable profitability and capital efficiency. Through a targeted restructuring of our investment portfolio, we successfully enhanced our revenue profile and expanded margin. Simultaneously, we bolstered our regulatory capital base through the issuance of $175 million of subordinated debentures. While late-quarter challenges with two commercial credits led to higher charge-offs and provision expense, our core portfolio trends are relatively stable and our underwriting standards remain high,” said Jim Lally, President and Chief Executive Officer. “Looking toward the second half of 2026, we are committed to improving asset quality, securing disciplined loan and deposit growth and leveraging technology to boost operational efficiency.”

Comparisons to the prior year quarter are affected by the acquisition of 12 branches in Arizona and Kansas in the fourth quarter 2025 (the “Branch Acquisition”).

Highlights

•Earnings - Net income in the second quarter 2026 was $40.9 million, a decrease of $8.4 million and $10.5 million compared to the linked and prior year quarters, respectively. Earnings per diluted common share for the second quarter 2026 was $1.09, compared to $1.30 and $1.36 for the linked and prior year
1 ROATCE, tangible common equity to tangible assets, and tangible book value per common share are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

quarters, respectively. Adjusted diluted earnings per share2 was $1.13 in the second quarter 2026, compared to $1.31 and $1.37 in the linked and prior year quarters, respectively.

•Pre-provision net revenue (“PPNR”)2 - PPNR of $68.2 million in the second quarter 2026 decreased $2.2 million from the linked quarter and increased $0.1 million from the prior year quarter. The decrease from the linked quarter was primarily due to a decrease in noninterest income.

•Net interest income and NIM - Net interest income of $168.7 million for the second quarter 2026 increased $2.6 million and $16.0 million from the linked and prior year quarters, respectively. Compared to the linked quarter, net interest income benefitted from higher loan and securities yields, as well as an additional day during the period. Compared to the prior year quarter, net interest income increased primarily due to higher average loan and investment balances, higher investment yields, and a decrease on rates paid on interest-bearing liabilities. NIM was 4.30% for the second quarter 2026, compared to 4.28% and 4.21% for the linked and prior year quarters, respectively. The total cost of deposits of 1.53% for the second quarter 2026 increased one basis point and decreased 29 basis points from the linked and prior year quarters, respectively.

•Noninterest income - Noninterest income of $13.5 million for the second quarter 2026 decreased $5.6 million and $7.1 million from the linked and prior year quarters, respectively. The decrease in noninterest income from the linked and prior year quarters was primarily due to a net loss on sales of investment securities and a decrease in tax credit income. During the quarter, the Company executed balance sheet transactions to optimize future earnings. This included the sale of approximately $179 million of securities with a tax-equivalent yield of 3.13% and the reinvestment of the proceeds into new securities with a tax-equivalent yield of 5.20%. The Company also sold Visa Class B-1 common stock along with a parcel of land. A net loss of $1.5 million was recognized on these transactions. Tax credit income declined due to an increase in interest rates that negatively impacted the value of projects carried at fair value.

•Noninterest expense - Noninterest expense of $115.7 million for the second quarter 2026 increased $0.6 million and $10.0 million from the linked and prior year quarters, respectively. The increase from the prior year quarter was primarily driven by higher employee compensation cost, variable deposit costs and loan and legal expenses related to loan workouts and other real estate owned (“OREO”).

•Loans - Loans totaled $11.9 billion at June 30, 2026, an increase of $199.6 million and $483.6 million from the linked and prior year quarters, respectively. Average loans totaled $11.8 billion for the current and linked quarters, respectively, and $11.4 billion for the prior year quarter.

•Asset quality - The allowance for credit losses to total loans was 1.17% at June 30, 2026, compared to 1.21% at March 31, 2026 and 1.27% at June 30, 2025. The provision for credit losses in the second quarter 2026 was $14.2 million, compared to $7.2 million and $3.5 million for the linked and prior year quarters, respectively. The ratio of nonperforming assets to total assets was 0.92% at June 30, 2026, compared to 0.87% and 0.71% at March 31, 2026 and June 30, 2025, respectively.

•Deposits - Deposits totaled $14.5 billion at June 30, 2026, a decrease of $21.8 million and an increase of $1.2 billion from the linked and prior year quarters, respectively. Average deposits were $14.6 billion for the current and linked quarters, respectively, and $13.2 billion for the prior year quarter. At June 30, 2026, noninterest-bearing deposit accounts totaled $4.9 billion, or 34% of total deposits, and the loan to deposit ratio was 82%.

2 Adjusted diluted earnings per share and PPNR are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

•Subordinated notes - In the second quarter 2026, the Company issued $175.0 million of 6.25% fixed-to-floating rate subordinated notes due in 2036 for general corporate purposes and to bolster capital. The notes are callable starting in July 2031 and are included in tier 2 capital.

•Capital - Total stockholders’ equity was $2.0 billion and the tangible common equity to tangible assets ratio3 was 9.04% at June 30, 2026, compared to 9.01% at March 31, 2026. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.1% and a total risk-based capital ratio of 13.1% at June 30, 2026. The Company’s common equity tier 1 ratio and total risk-based capital ratio were 11.5% and 15.0%, respectively, at June 30, 2026.

The Company’s Board of Directors (the “Board”) approved a quarterly dividend of $0.35 per common share, payable on September 30, 2026 to stockholders of record as of September 15, 2026. The Board also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) June 15, 2026 to (but excluding) September 15, 2026. The dividend will be payable on September 15, 2026 to stockholders of record of Series A Preferred Stock as of August 31, 2026.
3 Tangible common equity to tangible assets ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to the average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	June 30, 2026			March 31, 2026			June 30, 2025
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$11,775,879	$188,819	6.43%	$11,777,727	$185,380	6.38%	$11,358,209	$188,007	6.64%
Taxable securities	2,539,301	27,898	4.41	2,481,169	26,108	4.27	1,971,025	19,940	4.06
Non-taxable securities[2]	1,294,693	12,317	3.82	1,301,675	12,390	3.86	1,177,985	10,390	3.54
Total securities	3,833,994	40,215	4.21	3,782,844	38,498	4.13	3,149,010	30,330	3.86
Interest-earning deposits	431,044	3,697	3.44	504,541	4,533	3.64	315,738	3,368	4.28
Total interest-earning assets	16,040,917	232,731	5.82	16,065,112	228,411	5.77	14,822,957	221,705	6.00
Noninterest-earning assets	1,266,799			1,245,991			1,036,764
Total assets	$17,307,716			$17,311,103			$15,859,721

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,438,895	$15,149	1.77%	$3,453,650	$14,940	1.75%	$3,225,611	$17,152	2.13%
Money market accounts	4,009,504	25,788	2.58	3,952,475	25,198	2.59	3,660,053	28,437	3.12
Savings accounts	546,880	164	0.12	538,597	152	0.11	532,754	183	0.14
Certificates of deposit	1,698,565	14,569	3.44	1,665,977	14,459	3.52	1,486,522	14,207	3.83
Total interest-bearing deposits	9,693,844	55,670	2.30	9,610,699	54,749	2.31	8,904,940	59,979	2.70
Subordinated debentures and notes	120,277	2,061	6.87	93,725	1,522	6.59	156,753	2,737	7.00
FHLB advances	88,011	861	3.92	5,756	56	3.95	156,868	1,801	4.61
Securities sold under agreements to repurchase	200,060	1,162	2.33	270,057	1,614	2.42	209,493	1,592	3.05
Other borrowings	84,609	843	4.00	94,910	1,003	4.29	36,208	96	1.06
Total interest-bearing liabilities	10,186,801	60,597	2.39	10,075,147	58,944	2.37	9,464,262	66,205	2.81

Noninterest-bearing liabilities:
Demand deposits	4,914,670			4,998,734			4,340,301
Other liabilities	154,012			160,718			149,069
Total liabilities	15,255,483			15,234,599			13,953,632
Stockholders' equity	2,052,233			2,076,504			1,906,089
Total liabilities and stockholders' equity	$17,307,716			$17,311,103			$15,859,721

Total net interest income		$172,134			$169,467			$155,500
Net interest margin			4.30%			4.28%			4.21%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $1.5 million, $1.4 million, and $1.8 million for each of the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $3.4 million, $3.3 million, and $2.7 million for each of the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

Net interest income of $168.7 million for the second quarter 2026 increased $2.6 million and $16.0 million from the linked and prior year quarters, respectively. Net interest income on a tax-equivalent basis was $172.1 million, $169.5 million and $155.5 million for the current, linked and prior year quarters, respectively. The increase from the linked quarter reflects higher loan and securities yields, and the current quarter benefitted by one additional day compared to the linked quarter. These increases were partially offset by an increase in the average balance of interest-bearing liabilities. Compared to the prior year quarter, the increase in net interest income was primarily due to growth in the average balance of interest-earning assets and lower rates paid on interest-bearing liabilities, specifically securities under agreements to repurchase and money market accounts.

During the current quarter, the Company issued $175.0 million aggregate principal amount of 6.25% fixed-to-floating rate subordinated notes with a maturity date of July 1, 2036, which initially bear an annual interest rate of 6.25%, with interest payable semiannually. Beginning July 1, 2031, the interest rate resets quarterly to the three-month term SOFR rate plus a spread of 232.0 basis points, payable quarterly. The Company also sold approximately $179 million of investment securities with a tax-equivalent yield of 3.13% and reinvested the proceeds into new securities with a tax-equivalent yield of 5.20%. This transaction improved the overall tax-equivalent yield on securities by 10 basis points and will increase net interest income by $3.5 million annually.

Interest income for the second quarter 2026 increased $4.2 million and $10.3 million from the linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to a five and eight basis point increase in loans and securities yields, respectively, as well as a $51.2 million increase in average investment securities balances and one additional day during the period. Compared to the prior year quarter, the increase in interest income was primarily due to an increase of $417.7 million and $685.0 million in average loan and investment securities balances, respectively. The average interest rate of new loan originations in the second quarter 2026 was 6.58%, and investment purchases in the second quarter 2026 had a weighted average, tax-equivalent yield of 5.03%.

Interest expense in the second quarter 2026 increased $1.7 million and decreased $5.6 million from the linked and prior year quarters, respectively. Compared to the linked quarter, the increase was primarily due to higher average subordinated debt and other borrowed funds balances. Compared to the prior year quarter, the decrease was primarily due to decreased interest paid on interest-bearing liabilities. The rate paid on interest-bearing liabilities was 2.39% during the second quarter 2026, compared to 2.81% in the prior year quarter.

NIM, on a tax-equivalent basis, was 4.30% in the second quarter 2026, an increase of two basis points and nine basis points from the linked and prior year quarters, respectively. For the month of June 2026, the loan portfolio yield was 6.50% and the cost of total deposits was 1.52%.

Investments

	At
	June 30, 2026		March 31, 2026		June 30, 2025
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$2,795,725	$(101,080)	$2,773,667	$(116,745)	$2,204,511	$(131,094)
Held-to-maturity (HTM)	1,036,477	(38,163)	1,055,495	(52,176)	1,091,238	(75,144)
Total	$3,832,202	$(139,243)	$3,829,162	$(168,921)	$3,295,749	$(206,238)

Investment securities totaled $3.8 billion at June 30, 2026, an increase of $3.0 million from the linked quarter. The tangible common equity to tangible assets ratio adjusted for unrealized losses on HTM securities4 was 8.87% at June 30, 2026, compared to 8.78% at March 31, 2026.

4 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
C&I	$2,628,065	$2,655,273	$2,606,472	$2,320,868	$2,316,609
CRE investor owned	2,902,890	2,763,227	2,786,139	2,626,657	2,547,859
CRE owner occupied	1,421,859	1,452,350	1,404,704	1,296,902	1,281,572
SBA loans*	1,237,294	1,230,455	1,262,456	1,257,817	1,249,225
Sponsor finance*	708,449	661,946	694,905	774,142	771,280
Life insurance premium financing*	1,250,250	1,208,098	1,187,128	1,151,700	1,155,623
Tax credits*	725,452	702,080	802,818	780,767	708,401
Residential real estate	356,342	340,966	362,278	359,315	356,722
Construction and land development	608,923	621,988	633,803	784,218	773,122
Consumer**	52,875	56,397	59,635	230,723	248,427
Total loans	$11,892,399	$11,692,780	$11,800,338	$11,583,109	$11,408,840

Quarterly loan yield	6.43%	6.38%	6.51%	6.64%	6.64%

Loans by rate type (to total loans):
Fixed	37%	37%	40%	41%	40%
Variable:	63%	63%	60%	59%	60%
SOFR	32%	32%	30%	29%	29%
Prime	24%	24%	23%	23%	24%
Other	7%	7%	7%	7%	7%

Variable rate loans to total loans, adjusted for interest rate hedges	58%	59%	56%	55%	56%

*Specialty loan category
**Certain loans were reclassified from Consumer and into other categories in the fourth quarter of 2025. Prior period amounts were not adjusted.
Loans totaled $11.9 billion at June 30, 2026, an increase of $199.6 million compared to the linked quarter. The increase was primarily driven by the $118.9 million increase in specialty lending categories and $109.2 million increase in commercial real estate loans. Loan production outpaced repayment activity in the quarter with loan volume of $1.0 billion compared to repayment activity of $814.2 million. Loan volume was strongest in the C&I and CRE portfolios in the current quarter. Average line utilization was approximately 47% for the current quarter, compared to 45% and 46% for the linked and prior year quarters, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Nonperforming loans*	$76,144	$64,941	$82,809	$127,878	$105,807
Other[1]	84,259	84,482	81,544	7,821	8,221
Nonperforming assets*	$160,403	$149,423	$164,353	$135,699	$114,028

Nonperforming loans to total loans	0.64%	0.56%	0.70%	1.10%	0.93%
Nonperforming assets to total assets	0.92%	0.87%	0.95%	0.83%	0.71%
Allowance for credit losses	$139,238	$142,064	$140,022	$148,854	$145,133
Allowance for credit losses to total loans	1.17%	1.21%	1.19%	1.29%	1.27%
Allowance for credit losses to nonperforming loans*	182.9%	218.8%	169.1%	116.4%	137.2%
Quarterly net charge-offs	$13,555	$4,407	$20,674	$4,057	$630

*Guaranteed balances excluded	$40,698	$28,243	$28,903	$33,475	$26,536
1OREO and repossessed assets transferred at fair value, and carried at the lesser of cost or market value.

The following table presents a summary of nonperforming assets by loan category as of June 30, 2026:

($ in thousands)	Nonperforming Loans	Government Guaranteed	Nonperforming Loans, net	ACL Reserve Allocation
C&I	$21,619	$(1,538)	$20,081	$(11,785)
CRE investor owned	50,872	(8,771)	42,101	(91)
CRE owner occupied	37,567	(28,391)	9,176	(395)
SBA (included in CRE owner occupied)	35,956	(28,391)	7,565	(376)
Other	6,784	(1,998)	4,786	(287)
Total	$116,842	$(40,698)	$76,144	$(12,558)
Other[1]			84,259
Nonperforming assets			$160,403

1OREO and repossessed assets transferred at fair value, and carried at the lesser of cost or market value.

Nonperforming assets increased $11.0 million and $46.4 million from the linked and prior year quarters, respectively. The increase in nonperforming assets compared to the linked quarter is primarily due to a $16.0 million CRE relationship and a $5.8 million C&I relationship that went on nonaccrual, partially offset by a $4.2 million C&I relationship that became current during the period.

The provision for credit losses totaled $14.2 million in the second quarter 2026, compared to $7.2 million and $3.5 million in the linked and prior year quarters, respectively. The second quarter 2026 provision for credit losses was driven mainly by $13.6 million in net charge-offs. Most of these losses came from two accounts: an $8.3 million C&I relationship in Texas and a $5.2 million Sponsor Finance relationship. Annualized net charge-offs totaled 46 basis points of average loans in the current quarter, compared to 15 basis points in the linked quarter and two basis points of average loans in the prior year quarter.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Noninterest-bearing demand accounts	$4,910,235	$4,828,375	$4,874,115	$4,386,513	$4,322,332
Interest-bearing demand accounts	3,406,505	3,395,680	3,537,334	3,301,621	3,184,670
Money market and savings accounts	4,482,011	4,610,662	4,528,510	4,228,605	4,209,032
Brokered certificates of deposit	736,377	724,788	721,977	762,499	752,422
Other certificates of deposit	967,423	964,892	947,406	888,674	848,903
Total deposit portfolio	$14,502,551	$14,524,397	$14,609,342	$13,567,912	$13,317,359

Noninterest-bearing deposits to total deposits	33.9%	33.2%	33.4%	32.3%	32.5%
Quarterly cost of deposits	1.53%	1.52%	1.64%	1.80%	1.82%
Total deposits at June 30, 2026 were $14.5 billion, a decrease of $21.8 million and an increase of $1.2 billion from the linked and prior year quarters, respectively. Average deposits for the three months ended June 30, 2026 and March 31, 2026 were $14.6 billion, compared to $13.2 billion for the three months ended June 30, 2025. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.2 billion and $1.3 billion at June 30, 2026 and March 31, 2026, respectively.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2026	March 31, 2026	Increase (decrease)		June 30, 2025	Increase (decrease)
Deposit service charges	$5,477	$5,256	$221	4%	$4,940	$537	11%
Wealth management revenue	2,804	2,712	92	3%	2,584	220	9%
Card services revenue	2,545	2,535	10	—%	2,444	101	4%
Tax credit income (loss)	(1,733)	(179)	(1,554)	(868)%	2,207	(3,940)	(179)%
Other income	4,385	8,764	(4,379)	(50)%	8,429	(4,044)	(48)%
Total noninterest income	$13,478	$19,088	$(5,610)	(29)%	$20,604	$(7,126)	(35)%

Total noninterest income was $13.5 million for the second quarter 2026, a decrease of $5.6 million and $7.1 million from the linked and prior year quarters, respectively. The decrease from the linked and prior year quarters was primarily due to lower tax credit income and other income, which is discussed further below. Tax credit income is typically highest in the fourth quarter of each year and will vary in other periods based on transaction volumes and fair value changes. Changes in the interest rate environment had a negative impact on tax credit projects carried at fair value.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2026	March 31, 2026	Increase (decrease)		June 30, 2025	Increase (decrease)
BOLI	$2,427	$2,533	$(106)	(4)%	$2,561	$(134)	(5)%
Community development investments	404	1,067	(663)	(62)%	1,426	(1,022)	(72)%
Gain on SBA loan sales	—	1,414	(1,414)	(100)%	1,153	(1,153)	(100)%
Gain on sales of fixed assets	687	—	687	100%	—	687	100%
Net gain (loss) on OREO	(302)	(295)	(7)	2%	56	(358)	(639)%
Net loss on sales of investment securities	(2,146)	—	(2,146)	(100)%	—	(2,146)	(100)%
Private equity fund distributions	283	1,837	(1,554)	(85)%	502	(219)	(44)%
Servicing fees	540	448	92	21%	485	55	11%
Swap fees	131	97	34	35%	86	45	52%
Miscellaneous income	2,361	1,663	698	42%	2,160	201	9%
Total other income	$4,385	$8,764	$(4,379)	(50)%	$8,429	$(4,044)	(48)%

The decrease in other income from the linked and prior year quarters was primarily due to a $2.1 million net loss on sales of investment securities in the current quarter and a gain on the sale of guaranteed SBA loans during the linked and prior year quarters that did not reoccur, partially offset by a $0.7 million gain on sales of fixed assets. During the period, the Company sold investment securities with a tax-equivalent yield of 3.13% and reinvested the proceeds into securities with a tax-equivalent yield of approximately 5.20%. A pre-tax loss of approximately $6 million on the sale of these securities was partially offset by a pre-tax gain of approximately $4 million from the sale of Visa Class B-1 common stock.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	June 30, 2026	March 31, 2026	Increase (decrease)		June 30, 2025	Increase (decrease)
Employee compensation and benefits	$53,114	$55,759	$(2,645)	(5)%	$50,164	$2,950	6%
Deposit costs	27,832	25,996	1,836	7%	24,765	3,067	12%
Occupancy	5,909	5,902	7	—%	5,065	844	17%
Acquisition costs	—	—	—	—%	518	(518)	(100)%
Other expense	28,884	27,480	1,404	5%	25,190	3,694	15%
Total noninterest expense	$115,739	$115,137	$602	1%	$105,702	$10,037	9%

Noninterest expense increased $0.6 million and $10.0 million from the linked and prior year quarters, respectively. Deposit costs relate to certain businesses in the deposit verticals that receive an earnings credit allowance for deposit-related services provided to us. These earnings credit allowances are impacted by, among other things, interest rates and average balances. Deposit costs increased $1.8 million from the linked quarter primarily due to the expiration of certain unused allowances that reduced expense in the first quarter. Employee compensation and benefits decreased $2.6 million from the linked quarter primarily due to employer payroll taxes that are seasonally higher in the first quarter each year.

The increase in noninterest expense from the prior year quarter was primarily due to an increase in the associate base as a result of the Branch Acquisition, merit increases throughout 2025 and 2026, an increase of $3.1 million in deposit costs due to higher earnings credit allowances and deposit vertical average balances, and an increase of $0.6 million in loan and legal expenses due to loan workouts and the foreclosure of certain properties. For the second quarter 2026, the core efficiency ratio5 was 61.1%, compared to 60.2% for the linked quarter and 59.3% for the prior year quarter.

Income Taxes
The effective tax rate for the current quarter was 21.7%, compared to 21.5% and 20.0% in the linked and prior year quarters, respectively. The increase in the effective tax rate from the prior year quarter was due to an increase in state taxes from apportionment factors and a decrease in tax credit investments.

Capital
The following table presents total equity and various capital ratios for the most recent five quarters:

	At
($ in thousands)	June 30, 2026*	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Stockholders’ equity	$2,040,846	$2,022,204	$2,039,386	$1,982,332	$1,922,899
Total risk-based capital to risk-weighted assets	15.0%	13.9%	13.9%	14.4%	14.7%
Tier 1 capital to risk weighted assets	12.7%	12.9%	12.8%	13.3%	13.2%
Common equity tier 1 capital to risk-weighted assets	11.5%	11.7%	11.6%	12.0%	11.9%
Leverage ratio	10.4%	10.4%	10.5%	11.1%	11.1%
Tangible common equity to tangible assets[5]	9.04%	9.01%	9.07%	9.60%	9.42%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $2.0 billion at June 30, 2026, an increase of $18.6 million and $117.9 million from the linked and prior year quarters, respectively. Tangible book value per common share5 was $42.30 at June 30, 2026, compared to $41.38 and $40.02 at March 31, 2026 and June 30, 2025, respectively. The Company repurchased 382,083 shares at an average price of $59.93 in the second quarter 2026, and has 249,400 shares remaining in the current plan that was previously approved in May 2022. On July 20, 2026, the Company’s Board of Directors approved adding an additional 2,000,000 shares to the Company’s stock repurchase plan.

The issuance of subordinated debt during the current quarter enhanced total risk-based capital. The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

5 Core efficiency ratio, tangible common equity to tangible assets, and tangible book value per common share are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, adjusted ROATCE, core efficiency ratio, tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, adjusted return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA, and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, adjusted ROATCE, core efficiency ratio, tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, adjusted return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, acquisition costs, accrued insurance proceeds anticipated to be received as a result of recaptured tax credits, the net gain or loss on sales of fixed assets, the net gain or loss on OREO and the net gain or loss on sales of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity to tangible assets ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Thursday, July 23, 2026. During the call, management will review the second quarter 2026 results and related matters. This press release as well as a related slide presentation will be accessible via the “Investor Relations” page of the Company’s website, https://investor.enterprisebank.com/events-and-presentations, prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-833-461-5787. After connecting, you may say the name of the conference or enter the Conference ID 122714948. We encourage participants to pre-register for the conference call using the following link: https://bit.ly/EFSC2Q2026EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $17.4 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Global Select Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, stockholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, the Company’s ability to collect insurance proceeds from claims made related to tax recapture events, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), impacts of trade and tariff policies, U.S. fiscal debt, budget and tax matters (including the effect of a prolonged U.S. federal government shutdown), and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, changes in business prospects that could impact goodwill estimates and assumptions, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, natural disasters (including wildfires and earthquakes), terrorist activities, war and geopolitical matters (including in Israel, Iran and Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, or other health emergencies and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact:

Investor Relations
Keene Turner, Senior Executive Vice President, CFO and COO (314) 512-7233
Dakota Danescu, Senior Investor Relations Analyst (314) 810-3623

Media
Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
EARNINGS SUMMARY
Net interest income	$168,716	$166,147	$168,174	$158,286	$152,762	$334,863	$300,278
Provision for credit losses	14,210	7,243	9,236	8,447	3,470	21,453	8,654
Noninterest income	13,478	19,088	25,412	48,624	20,604	32,566	39,087
Noninterest expense	115,739	115,137	114,532	109,790	105,702	230,876	205,485
Income before income tax expense	52,245	62,855	69,818	88,673	64,194	115,100	125,226
Income tax expense	11,318	13,493	15,024	43,438	12,810	24,811	23,881
Net income	40,927	49,362	54,794	45,235	51,384	90,289	101,345
Preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common stockholders	$39,990	$48,424	$53,857	$44,297	$50,447	$88,414	$99,470

Diluted earnings per common share	$1.09	$1.30	$1.45	$1.19	$1.36	$2.39	$2.67
Adjusted diluted earnings per common share[1]	1.13	1.31	1.36	1.20	1.37	2.44	2.68
Return on average assets	0.95%	1.16%	1.27%	1.11%	1.30%	1.05%	1.30%
Adjusted return on average assets[1]	0.98%	1.16%	1.19%	1.12%	1.31%	1.07%	1.30%
Return on average common equity[1]	8.10%	9.80%	10.95%	9.29%	11.03%	8.95%	11.07%
Adjusted return on average common equity[1]	8.37%	9.84%	10.28%	9.40%	11.12%	9.10%	11.10%
ROATCE[1]	10.39%	12.53%	14.02%	11.56%	13.84%	11.46%	13.93%
Adjusted ROATCE[1]	10.73%	12.59%	13.15%	11.70%	13.96%	11.66%	13.97%
Net interest margin (tax-equivalent)	4.30%	4.28%	4.26%	4.23%	4.21%	4.29%	4.18%
Efficiency ratio	63.5%	62.2%	59.2%	53.1%	61.0%	62.8%	60.5%
Core efficiency ratio[1]	61.1%	60.2%	58.3%	61.0%	59.3%	60.7%	59.1%

Assets	$17,399,009	$17,227,828	$17,300,884	$16,402,405	$16,076,299
Average assets	$17,307,716	$17,311,103	$17,099,429	$16,178,088	$15,859,721	$17,309,400	$15,751,959
Period end common shares outstanding	36,258	36,581	36,965	37,011	36,950
Dividends per common share	$0.34	$0.33	$0.32	$0.31	$0.30	$0.67	$0.59
Tangible book value per common share[1]	$42.30	$41.38	$41.37	$41.58	$40.02
Tangible common equity to tangible assets[1]	9.04%	9.01%	9.07%	9.60%	9.42%
Total risk-based capital to risk-weighted assets[2]	15.0%	13.9%	13.9%	14.4%	14.7%

[1] Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2] Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Six months ended
(in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$229,313	$225,091	$232,273	$225,390	$218,967	$454,404	$430,747
Interest expense	60,597	58,944	64,099	67,104	66,205	119,541	130,469
Net interest income	168,716	166,147	168,174	158,286	152,762	334,863	300,278
Provision for credit losses	14,210	7,243	9,236	8,447	3,470	21,453	8,654
Net interest income after provision for credit losses	154,506	158,904	158,938	149,839	149,292	313,410	291,624

NONINTEREST INCOME
Deposit service charges	5,477	5,256	5,081	4,935	4,940	10,733	9,360
Wealth management revenue	2,804	2,712	2,642	2,571	2,584	5,516	5,243
Card services revenue	2,545	2,535	2,621	2,535	2,444	5,080	4,839
Tax credit income (loss)	(1,733)	(179)	3,180	(300)	2,207	(1,912)	4,817
Insurance recoveries[1]	—	—	—	32,112	—	—	—
Other income	4,385	8,764	11,888	6,771	8,429	13,149	14,828
Total noninterest income	13,478	19,088	25,412	48,624	20,604	32,566	39,087

NONINTEREST EXPENSE
Employee compensation and benefits	53,114	55,759	50,149	49,640	50,164	108,873	98,372
Deposit costs	27,832	25,996	27,471	27,172	24,765	53,828	48,588
Occupancy	5,909	5,902	5,764	4,895	5,065	11,811	9,495
FDIC special assessment	—	—	(652)	—	—	—	—
Acquisition costs	—	—	2,548	609	518	—	518
Other expense	28,884	27,480	29,252	27,474	25,190	56,364	48,512
Total noninterest expense	115,739	115,137	114,532	109,790	105,702	230,876	205,485

Income before income tax expense	52,245	62,855	69,818	88,673	64,194	115,100	125,226

Income tax expense	11,318	13,493	15,024	11,326	12,810	24,811	23,881
Tax credit recapture and provision for anticipated tax applied to related insurance recoveries[2]	—	—	—	32,112	—	—	—
Total income tax expense	11,318	13,493	15,024	43,438	12,810	24,811	23,881
Net income	$40,927	$49,362	$54,794	$45,235	$51,384	$90,289	$101,345
Preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common stockholders	$39,990	$48,424	$53,857	$44,297	$50,447	$88,414	$99,470

Basic earnings per common share	$1.10	$1.31	$1.46	$1.20	$1.36	$2.41	$2.69
Diluted earnings per common share	$1.09	$1.30	$1.45	$1.19	$1.36	$2.39	$2.67

[1] Represents anticipated proceeds from a pending insurance claim related to a third quarter 2025 solar tax credit recapture event.
[2] Represents recapture of $24.1 million solar tax credit and approximately $8.0 million of estimated tax liability related to anticipated proceeds from pending insurance claim related to a third quarter 2025 recapture event.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
BALANCE SHEET

ASSETS
Cash and due from banks	$273,875	$258,542	$208,080	$208,455	$252,817
Interest-earning deposits	278,852	376,824	474,720	264,399	239,602
Debt and equity investments	3,960,834	3,911,106	3,810,876	3,527,467	3,384,347
Loans held for sale	1,145	418	928	681	586

Loans	11,892,399	11,692,780	11,800,338	11,583,109	11,408,840
Allowance for credit losses	(139,238)	(142,064)	(140,022)	(148,854)	(145,133)
Total loans, net	11,753,161	11,550,716	11,660,316	11,434,255	11,263,707

Fixed assets, net	57,318	57,956	58,993	49,248	48,639
Goodwill	416,968	416,968	416,968	365,164	365,164
Intangible assets, net	18,228	19,525	21,175	6,140	6,876
Other assets	638,628	635,773	648,828	546,596	514,561
Total assets	$17,399,009	$17,227,828	$17,300,884	$16,402,405	$16,076,299

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,910,235	$4,828,375	$4,874,115	$4,386,513	$4,322,332
Interest-bearing deposits	9,592,316	9,696,022	9,735,227	9,181,399	8,995,027
Total deposits	14,502,551	14,524,397	14,609,342	13,567,912	13,317,359
Subordinated debentures and notes	265,910	93,759	93,688	93,617	156,796
FHLB advances	208,000	—	—	327,000	294,000
Other borrowings	208,166	319,345	387,717	247,006	210,641
Other liabilities	173,536	268,123	170,751	184,538	174,604
Total liabilities	15,358,163	15,205,624	15,261,498	14,420,073	14,153,400
Stockholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	363	366	370	370	369
Additional paid-in capital	986,133	990,394	1,000,775	997,446	991,663
Retained earnings	1,056,072	1,041,038	1,020,840	980,548	947,864
Accumulated other comprehensive loss	(73,710)	(81,582)	(54,587)	(68,020)	(88,985)
Total stockholders’ equity	2,040,846	2,022,204	2,039,386	1,982,332	1,922,899
Total liabilities and stockholders’ equity	$17,399,009	$17,227,828	$17,300,884	$16,402,405	$16,076,299

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Six months ended
	June 30, 2026			June 30, 2025
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
AVERAGE BALANCE SHEET

Assets
Interest-earning assets:
Loans[1,2]	$11,776,799	$374,199	6.41%	$11,299,832	$370,046	6.60%
Taxable securities	2,510,396	54,006	4.34	1,895,241	37,565	4.00
Nontaxable securities[2]	1,298,164	24,707	3.84	1,145,322	19,857	3.50
Total securities	3,808,560	78,713	4.17	3,040,563	57,422	3.81
Interest-earning deposits	467,589	8,230	3.55	396,986	8,492	4.31
Total interest-earning assets	16,052,948	461,142	5.79	14,737,381	435,960	5.97
Noninterest-earning assets	1,256,452			1,014,578
Total assets	$17,309,400			$15,751,959

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,446,232	$30,089	1.76%	$3,196,680	$34,209	2.16%
Money market accounts	3,981,147	50,986	2.58	3,630,955	56,941	3.16
Savings accounts	542,762	316	0.12	533,629	372	0.14
Certificates of deposit	1,682,361	29,028	3.48	1,430,917	27,723	3.91
Total interest-bearing deposits	9,652,502	110,419	2.31	8,792,181	119,245	2.74
Subordinated debentures and notes	107,074	3,583	6.75	156,684	5,299	6.82
FHLB advances	47,110	917	3.93	91,448	2,088	4.60
Securities sold under agreements to repurchase	234,866	2,776	2.38	238,058	3,609	3.06
Other borrowings	89,731	1,846	4.15	36,205	228	1.27
Total interest-bearing liabilities	10,131,283	119,541	2.38	9,314,576	130,469	2.82

Noninterest-bearing liabilities:
Demand deposits	4,956,803			4,401,504
Other liabilities	157,013			151,080
Total liabilities	15,245,099			13,867,160
Stockholders' equity	2,064,301			1,884,799
Total liabilities and stockholders' equity	$17,309,400			$15,751,959

Total net interest income		$341,601			$305,491
Net interest margin			4.29%			4.18%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $2.9 million and $3.4 million for the six months ended June 30, 2026 and June 30, 2025, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $6.7 million and $5.2 million for the six months ended June 30, 2026 and June 30, 2025, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
LOAN PORTFOLIO
Commercial and industrial	$5,257,840	$5,168,533	$5,231,616	$4,943,561	$4,870,268
Commercial real estate	5,556,856	5,453,966	5,453,821	5,178,649	5,074,100
Construction real estate	663,480	667,703	687,584	858,146	844,497
Residential real estate	361,346	346,181	367,682	365,010	364,281
Consumer	52,877	56,397	59,635	237,743	255,694
Total loans	$11,892,399	$11,692,780	$11,800,338	$11,583,109	$11,408,840

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$4,910,235	$4,828,375	$4,874,115	$4,386,513	$4,322,332
Interest-bearing demand accounts	3,406,505	3,395,680	3,537,334	3,301,621	3,184,670
Money market and savings accounts	4,482,011	4,610,662	4,528,510	4,228,605	4,209,032
Brokered certificates of deposit	736,377	724,788	721,977	762,499	752,422
Other certificates of deposit	967,423	964,892	947,406	888,674	848,903
Total deposits	$14,502,551	$14,524,397	$14,609,342	$13,567,912	$13,317,359

AVERAGE BALANCES
Loans	$11,775,879	$11,777,727	$11,794,459	$11,454,183	$11,358,209
Securities	3,833,994	3,782,844	3,623,965	3,353,305	3,149,010
Interest-earning assets	16,040,917	16,065,112	15,971,267	15,135,880	14,822,957
Assets	17,307,716	17,311,103	17,099,429	16,178,088	15,859,721
Deposits	14,608,514	14,609,433	14,537,381	13,604,302	13,245,241
Stockholders’ equity	2,052,233	2,076,504	2,022,472	1,964,126	1,906,089
Tangible common equity[1]	1,544,417	1,567,129	1,524,453	1,520,476	1,461,700

YIELDS (tax-equivalent)
Loans	6.43%	6.38%	6.51%	6.64%	6.64%
Securities	4.21	4.13	4.02	3.93	3.86
Interest-earning assets	5.82	5.77	5.86	5.99	6.00
Interest-bearing deposits	2.30	2.31	2.46	2.67	2.70
Deposits	1.53	1.52	1.64	1.80	1.82
Subordinated debentures and notes	6.87	6.59	6.61	7.78	7.00
FHLB advances and other borrowed funds	3.08	2.92	3.27	3.47	3.48
Interest-bearing liabilities	2.39	2.37	2.52	2.77	2.81
Net interest margin	4.30	4.28	4.26	4.23	4.21
1 Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
ASSET QUALITY
Net charge-offs	$13,555	$4,407	$20,674	$4,057	$630
Nonperforming loans	76,144	64,941	82,809	127,878	105,807
Classified assets	413,779	430,288	410,485	352,792	281,162
Nonperforming loans to total loans	0.64%	0.56%	0.70%	1.10%	0.93%
Nonperforming assets to total assets	0.92%	0.87%	0.95%	0.83%	0.71%
Allowance for credit losses to total loans	1.17%	1.21%	1.19%	1.29%	1.27%
Allowance for credit losses to total loans, excluding guaranteed loans[1]	1.27%	1.32%	1.29%	1.40%	1.38%
Allowance for credit losses to nonperforming loans	182.9%	218.8%	169.1%	116.4%	137.2%
Net charge-offs to average loans - annualized	0.46%	0.15%	0.70%	0.14%	0.02%

WEALTH MANAGEMENT
Trust assets under management	$3,060,836	$2,882,919	$2,750,803	$2,566,784	$2,457,471

SHARE DATA
Book value per common share	$54.30	$53.31	$53.22	$51.62	$50.09
Tangible book value per common share[1]	$42.30	$41.38	$41.37	$41.58	$40.02
Market value per share	$65.88	$54.11	$54.00	$57.98	$55.10
Period end common shares outstanding	36,258	36,581	36,965	37,011	36,950
Average basic common shares	36,438	36,907	36,997	37,015	36,963
Average diluted common shares	36,697	37,152	37,265	37,333	37,172

CAPITAL
Total risk-based capital to risk-weighted assets[2]	15.0%	13.9%	13.9%	14.4%	14.7%
Tier 1 capital to risk-weighted assets[2]	12.7%	12.9%	12.8%	13.3%	13.2%
Common equity tier 1 capital to risk-weighted assets[2]	11.5%	11.7%	11.6%	12.0%	11.9%
Tangible common equity to tangible assets[1]	9.04%	9.01%	9.07%	9.60%	9.42%

[1] Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2] Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Six months ended
($ in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$168,716	$166,147	$168,174	$158,286	$152,762	$334,863	$300,278
Tax-equivalent adjustment	3,418	3,320	3,477	3,045	2,738	6,738	5,213
Noninterest income (GAAP)	13,478	19,088	25,412	48,624	20,604	32,566	39,087
Less insurance recoveries[1]	—	—	—	32,112	—	—	—
Less gain on sales of fixed assets	687	—	—	—	—	687	—
Less net gain (loss) on sales of investment securities	(2,146)	—	(57)	—	—	(2,146)	106
Less net gain (loss) on OREO	(302)	(295)	6,169	7	56	(597)	79
Core revenue (non-GAAP)	$187,373	$188,850	$190,951	$177,836	$176,048	$376,223	$344,393

Noninterest expense (GAAP)	$115,739	$115,137	$114,532	$109,790	$105,702	$230,876	$205,485
Less FDIC special assessment	—	—	(652)	—	—	—	—
Less amortization on intangibles	1,297	1,400	1,380	736	753	2,697	1,608
Less acquisition costs	—	—	2,548	609	518	—	518
Core noninterest expense (non-GAAP)	$114,442	$113,737	$111,256	$108,445	$104,431	$228,179	$203,359

Core efficiency ratio (non-GAAP)	61.1%	60.2%	58.3%	61.0%	59.3%	60.7%	59.1%
[1]Represents anticipated proceeds from a pending insurance claim related to a third quarter 2025 solar tax credit recapture event.

	Quarter ended
(in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER COMMON SHARE AND TANGIBLE COMMON EQUITY RATIO
Stockholders’ equity (GAAP)	$2,040,846	$2,022,204	$2,039,386	$1,982,332	$1,922,899
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	416,968	416,968	416,968	365,164	365,164
Less intangible assets	18,228	19,525	21,175	6,140	6,876
Tangible common equity (non-GAAP)	$1,533,662	$1,513,723	$1,529,255	$1,539,040	$1,478,871
Less net unrealized losses on HTM securities, after tax	28,584	39,080	26,431	37,341	56,508
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,505,078	$1,474,643	$1,502,824	$1,501,699	$1,422,363

Common shares outstanding	36,258	36,581	36,965	37,011	36,950
Tangible book value per common share (non-GAAP)	$42.30	$41.38	$41.37	$41.58	$40.02

Total assets (GAAP)	$17,399,009	$17,227,828	$17,300,884	$16,402,405	$16,076,299
Less goodwill	416,968	416,968	416,968	365,164	365,164
Less intangible assets	18,228	19,525	21,175	6,140	6,876
Tangible assets (non-GAAP)	$16,963,813	$16,791,335	$16,862,741	$16,031,101	$15,704,259

Tangible common equity to tangible assets (non-GAAP)	9.04%	9.01%	9.07%	9.60%	9.42%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	8.87%	8.78%	8.91%	9.37%	9.06%

	Quarter ended					Six months ended
($ in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE), RETURN ON AVERAGE ASSETS (ROAA) AND DILUTED EARNINGS PER SHARE
Average stockholder’s equity (GAAP)	$2,052,233	$2,076,504	$2,022,472	$1,964,126	$1,906,089	$2,064,301	$1,884,799
Less average preferred stock	71,988	71,988	71,988	71,988	71,988	71,988	71,988
Less average goodwill	416,968	416,968	414,858	365,164	365,164	416,968	365,164
Less average intangible assets	18,860	20,419	11,173	6,498	7,237	19,635	7,629
Average tangible common equity (non-GAAP)	$1,544,417	$1,567,129	$1,524,453	$1,520,476	$1,461,700	$1,555,710	$1,440,018

Net income (GAAP)	$40,927	$49,362	$54,794	$45,235	$51,384	$90,289	$101,345
FDIC special assessment (after tax)	—	—	(488)	—	—	—	—
Acquisition costs (after tax)	—	—	1,742	549	462	—	462
Less net gain on sales of fixed assets (after tax)	515	—	—	—	—	515	—
Less net gain (loss) on sales of investment securities (after tax)	(1,607)	—	(43)	—	—	(1,607)	80
Less net gain (loss) on OREO (after tax)	(226)	(221)	4,621	5	42	(447)	59
Net income adjusted (non-GAAP)	$42,245	$49,583	$51,470	$45,779	$51,804	$91,828	$101,668
Less preferred stock dividends	937	938	937	938	937	1,875	1,875
Net income available to common stockholders adjusted (non-GAAP)	$41,308	$48,645	$50,533	$44,841	$50,867	$89,953	$99,793

Return on average common equity (non-GAAP)	8.10%	9.80%	10.95%	9.29%	11.03%	8.95%	11.07%
Adjusted return on average common equity (non-GAAP)	8.37%	9.84%	10.28%	9.40%	11.12%	9.10%	11.10%
ROATCE (non-GAAP)	10.39%	12.53%	14.02%	11.56%	13.84%	11.46%	13.93%
Adjusted ROATCE (non-GAAP)	10.73%	12.59%	13.15%	11.70%	13.96%	11.66%	13.97%

Average assets	$17,307,716	$17,311,103	$17,099,429	$16,178,088	$15,859,721	$17,309,400	$15,751,959
Return on average assets (GAAP)	0.95%	1.16%	1.27%	1.11%	1.30%	1.05%	1.30%
Adjusted return on average assets (non-GAAP)	0.98%	1.16%	1.19%	1.12%	1.31%	1.07%	1.30%
Average diluted common shares	36,697	37,152	37,265	37,333	37,172	36,926	37,224
Diluted earnings per share (GAAP)	$1.09	$1.30	$1.45	$1.19	$1.36	$2.39	$2.67
Adjusted diluted earnings per share (non-GAAP)	$1.13	$1.31	$1.36	$1.20	$1.37	$2.44	$2.68

	Quarter ended
($ in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
CALCULATION OF PRE-PROVISION NET REVENUE (PPNR)
Net interest income (GAAP)	$168,716	$166,147	$168,174	$158,286	$152,762
Noninterest income (GAAP)	13,478	19,088	25,412	48,624	20,604
FDIC special assessment	—	—	(652)	—	—
Acquisition costs	—	—	2,548	609	518
Less net loss on sales of investment securities	(2,146)	—	(57)	—	—
Less net gain (loss) on OREO	(302)	(295)	6,169	7	56
Less gain on sales of fixed assets	687	—	—	—	—
Less insurance recoveries	—	—	—	32,112	—
Less noninterest expense (GAAP)	115,739	115,137	114,532	109,790	105,702
PPNR (non-GAAP)	$68,216	$70,393	$74,838	$65,610	$68,126

	At
($ in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
ALLOWANCE TO LOANS RATIO EXCLUDING GUARANTEED LOANS
Loans (GAAP)	$11,892,399	$11,692,780	$11,800,338	$11,583,109	$11,408,840
Less guaranteed loans	939,255	935,409	960,132	922,168	913,118
Adjusted loans (non-GAAP)	$10,953,144	$10,757,371	$10,840,206	$10,660,941	$10,495,722

Allowance for credit losses	$139,238	$142,064	$140,022	$148,854	$145,133
Allowance for credit losses/loans (GAAP)	1.17%	1.21%	1.19%	1.29%	1.27%
Allowance for credit losses/adjusted loans (non-GAAP)	1.27%	1.32%	1.29%	1.40%	1.38%